As Filed with the Securities and Exchange Commission on December 19, 2002

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM SB-2
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              AM BUILD INC.
              ----------------------------------------------
              (Name of small business issuer in its charter)


          NV                       6770                       98-0377132
----------------------     -------------------------     -------------------
(State or jurisdiction         (Primary Standard          (I.R.S. Employer
  of incorporation or      Industrial Classification     Identification No.)
    organization)                 Code Number)



                              Am Build Inc.
                              c/o Paul Hines
                        Ship Island Investments Ltd.
                     120 Eglinton Avenue East, Suite 500
                               Toronto, Ontario
                              416 481 9333 (tel)
                              416 322 3129 (fax)
      ----------------------------------------------------------------
      (Name address and telephone number of principal business offices)



                             Stewart Merkin, P.A.
                        444 Brickell Avenue, Suite 300
                             Miami, Florida 33131
                                 305 358 5800
           --------------------------------------------------------
           (Name address and telephone number of agent for service)




Approximate date of proposed sale to the public:   As soon as practicable
after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                         Proposed Maximum
Title of each                             Offering price      Proposed Maximum     Amount of
class of securities    Amount to be         per share            aggregated       Registration
to be registered       Registered (1)   of common stock(2)     offering price       fee (3)
----------------------------------------------------------------------------------------------

Common stock par
  value .0001            2,000,000             $1.00             $2,000,000         $ 184.00
----------------------------------------------------------------------------------------------



(1)	This registration statement covers 2,000,000 shares, which may be offered from time to time by selling stockholders.

(2)	There have been no average high and low sales prices of the
        Registrant's common stock and no quotation is made by the National Quotation Bureau Pink Sheets. The $1.00 stock price was arbitrarily established by the Board of Directors on November 1, 2002, for the sole purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. This price does not reflect Management's assessment of the market value of Am Build's stock.

(3)	Calculation of the registration fee is as follows: 2,000,000 x
        $1.00 x .000092 = $184.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (The "Commission"), acting pursuant to section 8(a), may determine.


                            PROSPECTUS COVER
                             AM BUILD, INC.

                   2,000,000 SHARES OF COMMON STOCK

This is a public offering of shares of common stock of Am Build, Inc. No public market currently exists for the common stock. Sales may be made by selling stockholders at market prices prevailing at the time of sale or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock.

The selling stockholders of our Company listed on page 22, under the caption "Selling Stockholders" may offer and resell up to an aggregate of 2,000,000 shares of our common stock under this prospectus.

Before buying the shares of common stock, carefully read this prospectus, especially the risk factors beginning on page 6, for a discussion of certain factors that you should consider before investing. The purchase of our securities involves a high degree of risk.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           The date of this prospectus is December 16, 2002

                          TABLE OF CONTENTS

Subject headings are provided for your convenience only. Not all information on any subject is provided under a single heading. While we may provide cross-references to other subject headings, they are not necessarily complete or exclusive. ACCORDINGLY, YOU ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND TO ASK ANY QUESTIONS WHICH YOU MAY HAVE.


PART I - PROSPECTUS INFORMATION                                    PAGE
1.   Forward-Looking Statements . . . . . . . . . . . . . . . .     4
2.   Prospectus Summary . . . . . . . . . . . . . . . . . . . .     4
3.   Financial Summary Information. . . . . . . . . . . . . . .     4
4.   The Offering . . . . . . . . . . . . . . . . . . . . . . .     5
5.   Risk Factors . . . . . . . . . . . . . . . . . . . . . . .     6
6.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .     12
7.   Capitalization . . . . . . . . . . . . . . . . . . . . . .     13
8.   Business of Our Company. . . . . . . . . . . . . . . . . .     14
9.   Management . . . . . . . . . . . . . . . . . . . . . . . .     18
10.  Control by Officers and Directors. . . . . . . . . . . . .     19
11.  Security Ownership by Management and Directors . . . . . .     19
12.  Executive Compensation . . . . . . . . . . . . . . . . . .     19
13.  Certain Relationships and Related Transactions . . . . . .     20
14.  Management's Discussion and Analysis of
       Financial Condition and Results of Operation . . . . . .     20
15.  Selling Stockholders. . . . . . . . . . . . . . . . .  . .     22
16.  Plan of Distribution . . . . . . . . . . . . . . . . . . .     36
17.  Description of Securities. . . . . . . . . . . . . . . . .     37
18.  Market for Common Equity and Related Stockholder Matters .     40
19.  Legal Matters. . . . . . . . . . . . . . . . . . . . . . .     41
20.  Interest of Experts. . . . . . . . . . . . . . . . . . . .     41
21.  Report to Stockholders . . . . . . . . . . . . . . . . . .     41
22.  Financial Statements . . . . . . .   . . . . . . . . . . . F-1 - F-7

PART 2 - NOT PART OF THE PROSPECTUS
23.  Indemnification of Directors and Officers. . . . . . . . .     43
24.  Other Expenses of Issuance and Distribution. . . . . . . .     43
25.  Recent Sale of Unregistered Securities . . . . . . . . . .     43
26.  Undertakings . . . . . . . . . . . . . . . . . . . . . . .     44
27.  Power of Attorney. . . . . . . . . . . . . . . . . . . . .     44
28.  Signatures . . . . . . .  . . . .  . . . . . . . . . . . .     45
29.  Index of Exhibits  . . . . . . . . . . . . . . . . . . . .     46

                      FORWARD-LOOKING STATEMENTS

Any statements in this prospectus and in our filings with the Commission incorporated by reference in this prospectus that are not statements of historical information are forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements, as well as other oral and written forward-looking statements made by or on behalf of us from time to time, including statements contained in our other filings with the Commission and our reports to shareholders, involve known and unknown risks and assumptions about our business and other factors which may cause our actual results in future periods to differ materially from those expressed in any forward-looking statements. Any such statement is qualified by reference to the risks and factors discussed under "Risk Factors" beginning on page 5 of this prospectus. We caution that the risks and factors discussed in this prospectus are not exclusive. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus and in the filings with the Commission we incorporate by reference in this prospectus not to occur.

                         PROSPECTUS SUMMARY

Am Build Inc., a Nevada corporation ("we", "our Company" or "the Company") was incorporated on June 25, 2002. Our Company has no operating history other than organizational matters, and was formed specifically to be a "clean public shell" and for the purpose of either merging with or acquiring an operating company with operating history and assets. The Securities and Exchange Commission has defined and designated these types of companies as "blind pools" and "blank check" companies.

Our primary activity will involve seeking merger or acquisition candidates with whom we can either merge or acquire. We have not selected any company for acquisition or merger and we do not intend to limit potential acquisition candidates to any particular field or industry, but we retain the right to limit acquisition or merger candidates, if we so choose, to a particular field or industry. Our plans are in the conceptual stage only. Our executive offices are located at 120 Eglinton Avenue East, Suite 500, Toronto, Canada and our telephone number is 416-481-9333.

                    FINANCIAL SUMMARY INFORMATION

The information set forth below has been derived from the financial statements of our Company. It should be read in conjunction with and is qualified in its entirety by reference to these financial statements and notes included elsewhere in this registration statement.

ASSETS
Cash and Cash Equivalents                                         --
                                                       -------------
Total Assets                                           $          --

LIABILITIES
Accrued Franchise Tax                                             85
                                                       -------------
Total Liabilities                                      $          85

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock:   $.0001 Par; 50,000,000 Shares
                Authorized, 20,000,000 Issued
                and Outstanding as of
                August 31, 2002                                2,000
Additional Paid In Capital                                     6,000
Deficit Accumulated During Development Stage                  (8,085)
                                                       -------------
Total Stockholders' Equity (Deficit)                   $         (85)
                                                       =============

                            THE OFFERING

Securities Offered ...................... On behalf of the owners of certain of our securities, (the "selling
                                          stockholders"), we are
                                          registering 2,000,000 shares of
                                          our common stock. The selling
                                          stockholders may sell all or
                                          part of the shares of common
                                          stock registered in amounts and
                                          on terms to be determined at the
                                          time of sale.

Price Per Share ......................... Sales may be made at market prices prevailing at the time of sale,
                                          or at negotiated prices.

Common Stock Outstanding ................ 20,000,000

Preferred Stock Outstanding ............. None

Use of Proceeds ......................... We will not receive any of the proceeds from the sale of shares
                                          by the selling stockholders.

Risk Factors ............................ You should read the "Risk Factors"
                                          section as well as the other
                                          cautionary statements throughout
                                          the entire prospectus, so that
                                          you understand the risks
                                          associated with an investment in
                                          our securities.

Proposed Listing ........................ We intend to apply for listing of our shares of common stock on the
                                          National Association of Securities
                                          Dealers, Inc. OTC Bulletin Board.

         CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this Information Statement contains forward-looking statements. The words "believes," "should be," "anticipates," "plans," "expects," "intends" and "estimates," and similar expressions identify these forward-looking statements. Although we believe that our expectations reflected in these forward-looking statements are based on reasonable assumptions, our assumptions may not prove to be correct. Because our assumptions and expectations are subject to risks and uncertainties, actual results may differ materially from the expectations expressed by these forward looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in our forward looking statements include the following risk factors. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of the prospectus or to reflect the occurrence of unanticipated events.

                             RISK FACTORS

In addition to the other information included in this registration statement, you should be aware of the following risk factors in connection with our business and ownership of our shares.

1.  Failure to Obtain Listing of Common Stock Could Result In
    Illiquidity

Our Company, whose stock is currently not traded, intends to list its common stock on the National Association of Securities Dealers OTC Bulletin Board. It is likely that the market price of our shares will bear no relationship whatsoever to assets, earnings, book value, or other objective standards of worth. We do not know when the common stock will be approved for trading on the Bulletin Board and if it is approved for trading, that a viable trading market will develop. When and if trading develops, the market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

    i) Our business profile may not fit the investment objectives of our shareholders, causing some of them to sell their shares after they are able to trade the shares;

    ii)   competitor acquisitions, governmental regulatory actions;

    iii) the potential absence of securities analysts covering Am Build and distributing research and investment recommendations about Am Build; and

    iv) overall stock market fluctuations and economic conditions generally.

The realization of any of the risks described in these "Risk Factors" could have a significant and adverse affect on the market price of our common stock. In addition, the stock market in general has experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock regardless of our actual operating performance.

2.  Arbitrary Determination of the Offering Price Could Result In
    Overvaluation of Our Common Stock

The initial selling price for our shares will be arbitrarily determined by our Board. It bears no relationship to our assets, book value or net worth, and should not be considered as an indication of the actual value of our Company.

3. Control by Principal Stockholders, Officers and Directors Could Prevent Change in Control of Our Company

Our principal stockholder, officer and director will beneficially own approximately ninety-eight percent (98%) of our Company's common stock issued. As a result, he may have the ability to control our Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our Company. Further details on this issue can be found on page 19 of this prospectus in the section titled "Security Ownership by Management and Directors".

4.  Conflicts of Interest Could Affect Fiduciary Duty to Our Company

Certain conflicts of interest exist between our Company and its officer and director. He has other business interests to which he devotes his attention, and he may be expected to continue to do so although management's time should be devoted to the business of our Company. As a result, conflicts of interest may arise that can be resolved only through the exercise of such judgment as is consistent with his fiduciary duties to our Company.

5.  Possible Need for Additional Financing Could Result In Limited
    Operations

Our Company has very limited funds, and such funds may not be adequate to take advantage of available business opportunities. Even if our Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, our Company may not have enough capital to exploit the opportunity. The ultimate success of our Company may depend upon its ability to raise additional capital. Our Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to our Company. If not available, our Company's operations will be limited to those that can be financed with its modest capital.

6.  Regulation of Penny Stocks Could Affect Ability to Sell Our Common
    Stock

Our Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because the securities of our Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of our Company in any market that might develop for them.

As long as the trading price of the common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "1934 act"). Such a stock price could also cause the common stock to become subject to the SEC's "penny stock" rules and the securities enforcement and penny stock reform act of 1990. The penny stock rules impose additional sales practice requirements on broker-dealers who sell penny stock securities to people who are not established customers or accredited investors. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Such patterns include:

    i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

    ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

    iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

    iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

    v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our Company's management is aware of the abuses that have occurred historically in the penny stock market. Although our Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our Company's securities.

7.  No Operating History Could Lead to Unforeseen Exposure

Our Company was formed on June 25, 2002 for the purpose of registering its common stock under the 1934 Act and acquiring a business opportunity. We have no operating history, revenues from operations, or assets other than cash from private sales of stock. We face all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. We must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

8. No Assurance of Success or Profitability of Acquiree Businesses Could Lead To Losses

There is no assurance that we will acquire a favorable business opportunity. Even if we should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of our Company's common stock will be increased thereby.

9.  Reporting Requirements May Delay or Preclude Acquisition

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by our Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

10. Acquiree Businesses Not Identified Could Provide High Risk to
    Our Company

We have not identified and have no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. Our acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to our Company and its stockholders if the business or opportunity proves to be unsuccessful. For further information please read Item 1 "Description of Business."

11. Certain Acquiree Businesses May Be Those Trying to Avoid Own
    Public Offering

The type of business to be acquired may be one that desires to avoid its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of our Company's limited capital, it is more likely than not that any acquisition by our Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

12. Lack of Exhaustive Investigation of Acquiree Businesses Could
    Increase Risks of Our Company

Our Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before our Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if our Company had more funds available to it, would be desirable. Am Build will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our Company's participation. A significant portion of our Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

13. Lack of Diversification Could Increase Risks to Our Company

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our acquisitions or operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

14. Possible Reliance upon Unaudited Financial Statements May
    Increase Risks to Our Company

We generally will require audited financial statements from companies that we propose to acquire. No assurance can be given, however, that audited financials will be available to us. In cases where audited financials are unavailable, we will have to rely upon unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide increases the risk that our Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of our Company's securities.

Moreover, our Company will be subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thus will be required to furnish certain information about significant acquisitions, including audited financial statements for any business that it acquires. Consequently, acquisition prospects that do not have, or are unable to provide reasonable assurances that they will be able to obtain, the required audited statements would not be considered by us to be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Should our Company, during the time it remains subject to the reporting provisions of the Exchange Act, complete an acquisition of an entity for which audited financial statements prove to be unobtainable, we would be exposed to enforcement actions by the Securities and Exchange Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against our Company and its management. The legal and other costs of defending a Commission enforcement action are likely to have material, adverse consequences for our Company and its business. The imposition of administrative sanctions would subject our Company to further adverse consequences.

In addition, the lack of audited financial statements would prevent our securities from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the National Association of Securities Dealers, Inc., or on any existing stock exchange.
Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in our securities. Without audited financial statements, we would almost certainly be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of us to raise capital would be significantly limited until such financial statements were to become available.

15. Governmental Regulations of Acquiree Businesses May Be Expensive

An acquisition made by our Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities of our Company.

16. Dependence upon Management and Limited Participation of
    Management Could Affect Success of our Company

We currently have one (1) individual serving as our sole officer and director. We will be heavily dependent upon his skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of our officer and director to devote his full time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, since only one (1) individual is serving as the officer and director of our Company, we will be entirely dependent upon his experience in seeking, investigating, and acquiring a business and in making decisions regarding our Company's operations. For more information please see "Management" on page 18 of this prospectus. Because investors will not be able to evaluate the merits of possible business acquisitions by our Company, they should critically assess the information concerning our Company's officer and director.

17. Lack of Employment Agreements Could Lead to Lack of Continuity in
    Management

We do not have an employment agreement with our officer and director, and as a result, there is no assurance that he will continue to manage our Company in the future. In connection with acquisition of a business opportunity, it is likely our current officer and director may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of our stockholders.

18. Indemnification of Officers and Directors Could Be Costly to Our
    Company

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. We will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay our Company, therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

19. Director's Limited Liability May Limit Right of Action Against
    Our Director

Our Articles of Incorporation exclude personal liability of our director and stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, our Company will have a much more limited right of action against our director than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

20. Dependence upon Outside Advisors Could be Costly to Our Company

To supplement the business experience of our officer and director, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event our President considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates, if they are able to provide the required services. Such outside advisors could be costly to our Company and not provide the services which we require.

21. Leveraged Transactions May Increase Our Exposure to Larger Losses

There is a possibility that any acquisition of a business opportunity by the Company may be leveraged. For example, our Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity.
This could increase our Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

22. Intense Competition Could Be Disadvantageous to Our Company

The search for potentially profitable business opportunities is intensely competitive. Our Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities. These competitive conditions will exist in any industry in which our Company may become interested.

23. No Foreseeable Dividends Could Limit Ability to Sell Our Common
    Stock

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. Such lack of dividends could limit the ability to sell our Common Stock.

24. Loss of Control by Present Management and Stockholders Could
    Provide Significant Risk to Our Company

Our Company may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired an amount of our authorized but unissued common stock that would, upon issuance, represent the great majority of the voting power and equity of our Company. The result of such an acquisition would be that the acquired company's stockholders and management would control our Company, and our Company's management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of our Company by our current shareholders. In addition, our Company's President could sell his control block of stock at a premium price to the acquired company's stockholders. Such loss of control by our management and present stockholders may be a significant risk to our Company.

25. Lack of Public Market for Our Common Stock Affects Liquidity

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his or her investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

26. Rule 144 and Regulation S Sales Could Have a Depressive Effect on the Price of Our Common Stock

All of the outstanding shares of common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 or Regulation S under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or Regulation S or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. Regulation S provides that a person who has purchased shares under Regulation S may sell them after a period of one year. A sale under Rule 144 or Regulation S or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. Of the total 2,000,000 shares of common stock held by present stockholders of our Company, 2,000,000 shares were sold pursuant to Rule 144 and 1,772,200 were sold pursuant to Regulation S, all of which may become available for resale under Rule 144 or Regulation S on or about August 21, 2003.

27. Lack of Blue Sky Registration May Limit Sales of Our Common Stock

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for our Company's securities to be a limited one.


                           USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders described herein.

                           CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2002. You should read this table in conjunction with our financial statements, including the notes to our financial statements, which appear elsewhere in this prospectus.

Stockholders' equity (deficit)........................ $      (85)
   Preferred stock $.0001 par value authorized
   50,000,000 shares;
   Issued and outstanding - zero shares                         0

   Common stock $.0001 par value authorized
   50,000,000 shares;
   Issued and outstanding - 20,000,000 shares               2,000

Additional paid-in capital............................      6,000
Deficit accumulated during development stage..........     (8,085)
Deferred compensation.................................          0
                                                       ----------
TOTAL................................................. $        0
                                                       ==========

                      BUSINESS OF OUR COMPANY

Background

Am Build Inc., a Nevada corporation (the "Company") was incorporated on June 25, 2002. Our Company has no operating history other than organizational matters, and was formed specifically to be a "clean public shell" and for the purpose of either merging with or acquiring an operating company with operating history and assets. The Securities and Exchange Commission has defined and designated these types of companies as "blind pools" and "blank check" companies.

The primary activity of our Company will involve seeking merger or acquisition candidates with whom it can either merge or acquire. We have not selected any company for acquisition or merger and do not intend to limit potential acquisition candidates to any particular field or industry, but do retain the right to limit acquisition or merger candidates, if we so choose, to a particular field or industry. Our Company's plans are in the conceptual stage only.

Plan of Operation - General

Am Build was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation. At this time, our Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation. No member of Management or promoter of our Company has had any material discussions with any other company with respect to any acquisition of that company. Although our Company's common stock is currently not freely tradable, it will eventually become so under exemptions such as Rule 144 and Regulation S promulgated under the Securities Act of 1933. See "Description of Securities." We will not restrict our search to any specific business, industry or geographical location, and we may participate in a business venture of virtually any kind or nature. The discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to be restrictive of our Company's virtually unlimited discretion to search for and enter into potential business opportunities.

Our Company may seek a business opportunity with a firm which only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and is in the need of additional capital which is perceived to be easier to raise by a public company. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock.

Our Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital. Management believes, however, that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

As part of any transaction, the acquired company may require that Management or other stockholders of our Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. It is anticipated that the sale price of such shares will be lower than the current market price or anticipated market price of our Company's common stock. Our Company's funds are not expected to be used for purposes of any stock purchase from insiders. Our shareholders will not be provided the opportunity to approve or consent to such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will be less than market value, that the potential of a stock sale by management will be a material factor on their decision to enter a specific transaction.

Our Company has, and will continue to have, following the completion of this offering, insufficient capital with which to provide the owners of business opportunities with any significant cash or other assets. Nonetheless, management believes we will offer owners of business ventures the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, Forms 8-K, agreements and related reports and documents nevertheless.

Sources of Opportunities

We anticipate that business opportunities for possible acquisition will be referred by various sources, including our officer and director, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of our officer and director as well as indirect associations between him and other business and professional people. It is not presently anticipated that we will engage professional firms specializing in business acquisitions or reorganizations.

As is customary in the industry, we may pay a finder's fee for locating an acquisition prospect. If any such fee is paid, it will be approved by our Company's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. We do not anticipate the use of the services of outside consultants.

Evaluation of Opportunities

Management intends to concentrate on identifying prospective business opportunities which may be brought to its attention through present associations with management. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of our Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Officers and directors of our Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained.

It may be anticipated that any opportunity in which our Company participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of the specific opportunity, and our Company's shareholders must, therefore, depend on the ability of management to identify and evaluate such risk. In the case of some of the opportunities available to our Company, it may be anticipated that the promoters thereof have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activities prior to our Company's participation. There is a risk, even after our Company's participation in the activity and the related expenditure of our Company's funds that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by our Company and, therefore, its shareholders.

We will not restrict our search for any specific kind of business, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is currently impossible to predict the status of any business in which the Company may become engaged, in that such business may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which our Company may offer.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. On the consummation of a transaction, it is extremely likely that the present management and shareholders of our Company will not be in control of our Company. In addition, a majority or all of our Company's officers and directors may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of our Company's shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our Company's common stock may have a depressive effect on such market. While the actual terms of a transaction to which our Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so called "tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). It is likely that the owners of the acquired business will own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of our Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

The manner in which each company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of each company and other parties, the management of the opportunity, and the relative negotiating strength of our Company and such other management.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our Company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our Company's shareholders will in all likelihood hold a lesser percentage ownership interest in our Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event our Company acquires a target company with substantial assets. Any merger or acquisition effected by our Company can be expected to have a significant dilutive effect on the percentage of shares held by our Company's shareholders, including purchasers in this offering. (See "Risk Factors" on page 6).

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity the costs therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to our Company of the related costs incurred.

Management believes that we may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring significant indebtedness for a large percentage of the purchase price for that business. Through a leveraged transaction, we would be required to use less of our available funds for acquiring the business opportunity and, therefore, could commit those funds to the operations of the business opportunity, to the acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by the assets of the business opportunity to be acquired. If the business opportunity acquired is not able to generate sufficient revenues to make payments on the debt incurred by our Company to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques while reducing the amount of funds that we must commit to acquiring a business opportunity, may correspondingly increase the risk of loss to our Company. No assurance can be given as to the terms or the availability of financing for any acquisition by our Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buy-out may impose restrictions on the future borrowing, distribution, and operating policies of our Company. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on our Company.

Competition

Our Company is an insignificant participant among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than Am Build. In view of our Company's limited financial resources and management availability, we will continue to be at a significant competitive disadvantage in relation to our competitors.

Regulation and Taxation

The Investment Company Act of 1940 defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities.
While our Company does not intend to engage in such activities, we could become subject to regulation under the Investment Company Act of 1940 in the event we obtain or continue to hold a minority interest in a number of development stage enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act of 1940. Accordingly, management will continue to review our activities from time to time with a view toward reducing the likelihood our Company could be classified as an "investment company."

Am Build intends to structure a merger or acquisition in such manner as to minimize Federal and state tax consequences to our Company and to any target company.

Financing Strategy

Ship Island Investments Ltd., the controlling shareholder, will provide all necessary funding to facilitate Am Build's acquisition of an appropriate business opportunity. No other financing is required at this time.

Employees

Our only employee at the present time is our officer and director, who will devote as much time as the Board determines is necessary to carry out the affairs of our Company.

Web Address

www.shipislandinv.com
---------------------

Description of Property

We currently occupy space, rent free, at the international offices of Ship Island Investments Ltd., which is located at 120 Eglinton Avenue East, Suite 500, Toronto, Ontario, Canada M4P 1E2.

Legal Proceedings

We are not a party to any litigation or governmental proceedings that we believe would result in any judgments or fines that would have a material adverse effect on our Company.

                              MANAGEMENT

The director and executive officer currently serving our Company is as follows:

Director and Executive Officer

Name                       Age          Position Held
----                       ---          -------------
J.  Paul Hines             58           President, CEO, Secretary,
                                        Treasurer and Director

Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers of our Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The director and officer of our Company will devote his time to our Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to our Company's affairs is unknown and is likely to vary substantially from month to month.

J. Paul Hines
President and Chief executive Officer; Secretary and Director

Mr. Hines is the President, Chief Executive Officer, sole director and a founding shareholder of our Company. In 1972, he established Invenco Inc., a company which focused on creating and marketing new products. Five years later in 1977, Mr. Hines formed and owned Beaverton Wire & Metal Products Ltd. which produced wire ware. In 1981, he purchased, consolidated and managed all of the silversmiths in the central Toronto region under the name Sterling Image Silversmiths Ltd. He formed Greystone Credit S.A. in 1983, a finance company which arranged commercial loans and joint ventures with
corporations.   Having more than 20 years experience in business
finance, development and consulting, Mr. Hines is currently President of Ship Island Investments Ltd., operating since 1990. Mr. Hines graduated from the University of British Columbia in 1972 with a Bachelor of Science degree in Applied Sciences, where he specialized in new product design, development and finance.

Liability and Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

Reference is hereby made to the provisions of the General Corporation Law of the State of Nevada which provides for indemnification of our directors and officers under certain circumstances. At present, we have not entered into individual indemnification agreements with our officers and/or directors. However, our Articles of Incorporation provides a comprehensive indemnification provision which provides that the Company shall indemnify, to the fullest extent under Nevada law, its directors and officers against certain liabilities incurred with respect to their service in such capacities. Indemnification under our Articles of Incorporation is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of our board of directors or shareholders.

Involvement in Certain Legal Proceedings

To the best of our knowledge, no officer, director, promoter or control person of our Company has been involved in any legal proceeding that would be material to an evaluation of the ability or integrity of such person in this capacity.


                   CONTROL BY OFFICERS AND DIRECTORS

Our president and chief executive officer controls approximately 98% of the stockholder voting rights. Accordingly he possesses control over our operations. This control may allow him to amend corporate filings, elect board members and substantially control all matters requiring approval of the shareholders, including approval of significant corporate transactions. If you become a shareholder in our Company, you may have no effective voice in our management.


            SECURITY OWNERSHIP BY MANAGEMENT AND DIRECTORS

As of August 21, 2002, we had 20,000,000 common shares issued and outstanding. The following table sets forth the ownership, as of August 21, 2002, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.


Class of Security    Name and Address             Amount and Nature         Percentage of    Percentage of
                     of Beneficial Owner          of Beneficial Ownership   Class of Stock   Voting Stock

Common Stock         J. Paul Hines                       18,000,000              90%              90%
                     President & CEO
                     Toronto, Ontario
                     Canada

Common Stock         Ship Island Investments Ltd.         1,607,500               8%               8%
                     Toronto, Ontario
                     Canada

                     Management and director             19,607,500              98%              98%
                     as a group

Note:

    1.    No other officers or directors own stock
    2. Preferred stock is convertible into common stock upon the decision of the Board of Directors
    3. There are no warrants, options or other rights to acquire securities outstanding to anyone at the date of this prospectus
    4. Mr. Hines is the President of Ship Island Investments Ltd. and owns 100% of its common stock.


                        EXECUTIVE COMPENSATION

At the inception of our Company, Mr. Hines received 18,000,000 shares of common stock in consideration for business development services rendered to our Company related to investigating and developing it's proposed business plan and capital structure, and completion of the incorporation and organization of our Company. 1,607,500 shares of common stock were purchased by Ship Island Investments Ltd. owned by Mr. Hines, at a par value of $.0001 as part of the subscription by the limited partners of Contact Capital LLLP. No officer or director has received any other remuneration. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our sole officer and director for services related to seeking business opportunities and completing a merger or acquisition transaction. Our Company has no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of our Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, we have adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in our Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to our Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of our Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by our Company's Board of Directors as a result of the inability of our Board to affirmatively approve such a transaction.

No member of management of our Company will receive any finder's fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by our Company prior to the location of an acquisition or merger candidate.

On August 21, 2002, we adopted the 2002 Stock Option Plan (the "Plan".) The purpose of the Plan is to enable us to attract, retain and motivate key employees, directors and consultants, by providing them with stock options. Options granted under the Plan may be either incentive stock options, as defined in Sections 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 5,000,000 shares of common stock for issuance under the Plan.

Our Board of Directors will administer the Plan. Our Board has the power to determine the terms of any options granted under the Plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the Plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the granted date. Our Board of directors approves the terms of each option. These terms are reflected in a written stock option agreement.

As of the date of this Prospectus, there have been no stock options issued pursuant to the Plan and no warrants or other rights to acquire securities outstanding.


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Am Build was incorporated under the laws of the state of Nevada on June 25, 2002, for the purpose of acquiring the business of an operating company. Am Build has had no prior business activity. On August 21, 2002, 18,000,000 shares of common stock were issued to J. Paul Hines in consideration for business development services and organization of our Company, and 2,000,000 shares were subscribed by the limited partnership, Contact Capital LLLP for organizational expenses. Pursuant to its Charter, Contact Capital LLLP distributed all of the shares of our Company held to its limited partners on August 21, 2002.

Ship Island Investments Ltd. is the General Partner of Contact Capital LLLP and acts on behalf and in the interest of its limited partners. Contact Capital LLLP has 536 limited partners (excluding Ship Island Investments Ltd.) who hold an aggregate of 392,500 shares.


                MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The statements contained in this report on Form SB-2 which are not historical facts, including (without limitation) in particular, statements made in this Item, may contain forward-looking statements that are subject to important factors that could cause actual results to differ materially from those in the forward-looking statement, including (without limitation) demand for services; the effect of economic conditions; the impact of competitive services, pricing; industry regulation; the continued availability of capital resources and financing and other risks set forth or incorporated herein and in our Securities and Exchange Commission filings. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We are a development stage company with limited operations. We do not undertake to update any forward-looking statements that may be made from time to time by or on its behalf.

General

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company as of the date of this Prospectus.

While we will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. Our Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

We are filing this registration statement on a voluntary basis because the primary attraction of our Company as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combinations or transactions will likely result in a significant issuance of shares and substantial dilution to our present stockholders.

Our Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, we believe our Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

As previously stated, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. We are subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of our Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure our Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of our Company.

Liquidity and Capital Resources

Am Build remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. Our Company's balance sheet as of August 31, 2002, reflects a current asset value of zero. Our Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which our Company may eventually acquire.

Results of Operations

Since its inception on June 25, 2002, our Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by our Company during this period.

For the current fiscal year, our Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. Our Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

Our Company believes that its existing capital will be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event our Company is able to complete a business combination during this period, it anticipates that its existing capital will be sufficient to allow it to accomplish the goal of completing a business combination. There is no assurance, however, that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, our Company's needs for additional financing are likely to increase substantially.


                     SELLING STOCKHOLDERS

The securities are being registered by the selling stockholders named below. The table assumes that all of the securities will be sold after this registration statement has been declared effective. However, any or all of the securities listed below may be retained by any of the selling shareholders; therefore, no accurate forecast can be made regarding the number of securities that will be held by the selling shareholders upon the effective date of this registration statement. The following table sets forth the number of shares being held of record or beneficially (to the extent known by us) by such selling shareholders, all of which is based upon information currently available to our company. Our Company will not receive any proceeds from the sale of these securities.

                                                     Amount         Amount
                                                     Beneficially   Beneficially   Percentage
                                     Relationship    Owned Prior    Owned After    Owned After
Last Name              First Name    With Issuer     to Offering    Offering       Offering
---------              ----------    ------------    ------------   ------------   -----------
561020 ONT. INC.                        None            2,900          2,900          0.145%

ADAMAS                 DAVID            None              100            100          0.005%

ADAMAS                 GORDON           None              100            100          0.005%

AINSLIE                IAN              None              100            100          0.005%

ALBURY                 ARTHUR           None              100            100          0.005%

ALLEN                  ERNEST           None              100            100          0.005%

ALLEN                  WILLIS           None              100            100          0.005%

ANDERSON               BRIAN            None              100            100          0.005%



ANDERSON               DAVID            None              100            100          0.005%

ANDERSON               R.               None            1,100          1,100          0.055%

ANDREWS                REID             None              100            100          0.005%

ANTHONY                BRIAN            None              100            100          0.005%

APPLETON               GEORGE           None              100            100          0.005%

ARCAND                 JOSETTE          None            1,000          1,000          0.05 %

ARGATOFF               GEORGE           None              100            100          0.005%

ASH                    RAYMOND          None              100            100          0.005%

ASHBY                  WILLIAM          None              100            100          0.005%

ATLANTIS CAPITAL CORP.                  None           17,300         17,300          0.865%

AUCIELLO               NICK             None            6,700          6,700          0.335%

BAGGETT                HAROLD           None              100            100          0.005%

BAILEY                 WILLIAM          None              100            100          0.005%

BATCHELOR              JEANNIE          None              100            100          0.005%

BATCHELOR              MICHAEL          None              100            100          0.005%

BATCHELOR              PATRICIA         None              100            100          0.005%

BATCHELOR              WILLIAM          None              100            100          0.005%

BEDFORD-JONES          PETER            None              100            100          0.005%

BEDI                   JACK             None              100            100          0.005%

BEER                   PAMELA           None              500            500          0.025%

BELBIN                 LILA             None              100            100          0.005%

BELL                   MALCOLM          None              100            100          0.005%

BENETEAU               JOSEPH           None              100            100          0.005%

BESESFORD              RICHARD          None              100            100          0.005%

BERGERON               LEO              None              100            100          0.005%

BHARTIA                PARKASH          None              100            100          0.005%

BILINSKI               ANDREW           None              100            100          0.005%

BILINSKI               CHRISTOPHER      None              100            100          0.005%

BLACKADAR              GARY             None              100            100          0.005%

BLUME                  EDWARD           None              700            700          0.035%

BOLLUM                 JANET LYNN       None              100            100          0.005%

BONNEVILLE             BERNARD          None              100            100          0.005%

BOOTH                  GERLAD           None              100            100          0.005%

BOPPRE                 JAMES            None              100            100          0.005%

BORK                   ANTHONY          None              100            100          0.005%

BOUCHARD               PAUL             None              100            100          0.005%

BOURDON                ROBERT           None              100            100          0.005%

BOURGEOIS              R.               None              100            100          0.005%

BRANSON                CYRIL            None              100            100          0.005%

BRAWLEY CATHERS LTD.                    None              100            100          0.005%

BRIEN                  PIERRE           None              100            100          0.005%

BRIGGS                 ROBERT           None              100            100          0.005%




BRODIE                 PAUL             None              100            100          0.005%

BROOKS                 THOMAS           None              100            100          0.005%

BROWN                  ANTHONY          None              100            100          0.005%

BROWN                  CARL             None              100            100          0.005%

BROWN                  RONALD           None              900            900          0.045%

BRUNO                  FRANK            None              100            100          0.005%

BRUTON                 DAVID            None              100            100          0.005%

BUCHANAN               A.               None              100            100          0.005%

BUCHANAN               R.               None              100            100          0.005%

BURNS FRY LTD.                          None              100            100          0.005%

BURROWS                ARTHUR           None              100            100          0.005%

CADIZ                  JOHN             None              100            100          0.005%

CAGNO                  FRANK            None              700            700          0.035%

CANBAY & CO.                            None              100            100          0.005%

CANNING                TERRY            None              100            100          0.005%

CARSTENS               REINHARD         None              100            100          0.005%

CARVIEL                JOHN             None              100            100          0.005%

CASEY                  PATRICK          None              500            500          0.025%

CEDE & CO.                              None           44,500         44,500          2.225%

CHAFETZ                STEVE            None            6,700          6,700          0.335%

CHANT                  GEORGE           None              100            100          0.005%

CHASE                  CHARLES          None              100            100          0.005%

CHEETHAM               ALAN             None              100            100          0.005%

CHEUNG                 DENIS            None              100            100          0.005%

CHEVRIER               BILLES           None              100            100          0.005%

CLARK                  CLIFFORD         None              100            100          0.005%

CLARKE                 SAMUEL           None              100            100          0.005%

COE                    KEN              None              700            700          0.035%

COGHLAN                DAVID            None              100            100          0.005%

COLLINS                CARL             None              100            100          0.005%

COMJEAN                MARC             None           33,400         33,400          1.67%

CONCISOM               FREDY            None              100            100          0.005%

CONDELLO               JOHN             None              100            100          0.005%

CONLEY                 JACK             None              100            100          0.005%

CONTINENTAL SECURITIES                  None              100            100          0.005%

COOPER                 JEFFREY          None              100            100          0.005%

CORBETT                DIANNE           None              100            100          0.005%

CORMIER                VLAIRE           None              100            100          0.005%

COTTENIE               JOSEPH           None              100            100          0.005%

CRAIG                  ANDREW           None              900            900          0.045%

CRAIG                  IAN              None              100            100          0.005%

CRAMP                  ROBERT           None              100            100          0.005%

CROSS                  GEORGE           None              700            700          0.035%

CT SECURITIES SERVICES                  None              100            100          0.005%




CUVILIER               DOUGLAS          None              100            100          0.005%

D. BOND INVESTMENTS                     None             6,700         6,700          0.335%

DAI                    JAMES            None               700           700          0.035%

DALY                   MICHAEL          None               100           100          0.005%

DAMAREN                ROBERT           None               100           100          0.005%

DANIELS, JR.           RENE             None               400           400          0.02%

DARLING                RONALD           None               100           100          0.005%

DAVID                  MURRAY
                        (IN TRUST)      None               700           700          0.035%

DAVIDSON               PAUL             None               100           100          0.005%

DAVIDSON PARTNERS LTD.                  None               100           100          0.005%

DAVIES                 DAVID            None               100           100          0.005%

DEAMICS                KATHY            None               500           500          0.025%

DEAMICS                KATHY            None               700           700          0.035%

DEKKER                 PETER            None               100           100          0.005%

DEROSIER               HAROLD           None               100           100          0.005%

DERRYSHIRE             TERRANCE         None               100           100          0.005%

DESLOGES               ROGER            None               100           100          0.005%

DESSUREAULT            JEAN-GUY         None               100           100          0.005%

DEWHIRST               BRUCE            None               100           100          0.005%

DINDIAL                CARLTON          None               100           100          0.005%

DODGE                  RONALD           None               100           100          0.005%

DORBYK                 GARY             None               100           100          0.005%

DOUGLAS                GEORGE           None               100           100          0.005%

DRAYCOTT               JOHN             None               100           100          0.005%

DRESSER                HUGH             None               100           100          0.005%

DUBBLESTYNE            BRIAN            None               100           100          0.005%

DUCHESNE               GARY             None               100           100          0.005%

DUFFY                  JOHN             None               100           100          0.005%

DUNN                   ELMER            None               100           100          0.005%

DUNNETT                NORMA            None               100           100          0.005%

DUNNETT                TAMMIE           None               100           100          0.005%

DUNSEITH               DONALD           None               100           100          0.005%

DURHAM                 WILFRED          None               100           100          0.005%

DURKIN                 ELIZABETH        None               100           100          0.005%

DURKIN                 WILLIAM          None               100           100          0.005%

EAD                    EDWARD           None             2,400         2,400          0.12%

EADE                   EDWARD           None               100           100          0.005%

EAGLESTONE             DONALD           None               100           100          0.005%

EBERHARD               R. STUART        None               100           100          0.005%

ECCLES                 BRUCE            None               100           100          0.005%

EDMUNDS                ALLAN            None               100           100          0.005%

EDWARDS                GERALD           None               100           100          0.005%

EDWARDS                WALTER           None               100           100          0.005%



EHSES                  HANNO            None               100           100          0.005%

EPLETT                 WILLIAM          None               100           100          0.005%

ESMAILJI               FIDA             None               100           100          0.005%

EVER CHAMP HOLDINGS
 (CANADA) INC.                          None               100           100          0.005%

FARR                   PAUL             None               100           100          0.005%

FERGUSON               GRANT            None               100           100          0.005%

FERNANDO               ARIAS            None               100           100          0.005%

FIFIELD                STEPHEN          None               100           100          0.005%

FIRST MARATON
  SECURITIES LTD.                       None               200           200          0.01 %

FISHER                 JOHN             None               100           100          0.005%

FLEMING                RICHARD          None               100           100          0.005%

FORD                   MALIK            None               100           100          0.005%

FORESTELL              JAMES            None               100           100          0.005%

FORTE                  PASCAL           None               100           100          0.005%

FOSTER                 DAVID            None               100           100          0.005%

FOX                    ROY              None               100           100          0.005%

FRANCECUT              JUNE             None               100           100          0.005%

FRASER                 DELLA            None               100           100          0.005%

FRASER                 LARRY            None               100           100          0.005%

FRASER                 RONALD           None               100           100          0.005%

FRENCH                 PATRICK          None               100           100          0.005%

FRESE                  HENRY            None               100           100          0.005%

FRESHOUR               DORIS            None               100           100          0.005%

FROST                  RICHARD          None               100           100          0.005%

FRY                    PAUL             None               100           100          0.005%

FYFE                   JAMES            None               100           100          0.005%

GABRIEL                FREDERICK        None               100           100          0.005%

GAERTNER               KLAUS            None               100           100          0.005%

GALLAGHER              LEROY            None               100           100          0.005%

GALLO                  LOUIS            None            10,400        10,400          0.52%

GAMBLE                 THOMAS           None               100           100          0.005%

GARBUS                 GILBERT          None               100           100          0.005%

GARRICK                PAULA            None               200           200          0.01%

GATSCHENE              GERALD           None               100           100          0.005%

GAUTHIER               ANDRE            None               100           100          0.005%

GAYFER                 PETER            None               100           100          0.005%

GEMMA                  JOE              None            16,700        16,700          0.835%

GERRARD                PETER            None               100           100          0.005%

GILES                  DOROTHY          None               100           100          0.005%

GILKINSON              MARY             None               100           100          0.005%

GLENISTER              PAUL             None               100           100          0.005%

GOOCH                  KENT             None               100           100          0.005%



GOOD                   RAYMOND          None               100           100          0.005%

GOODFELLOW             WILLIAM          None               100           100          0.005%

GORDON                 BRUCE            None               100           100          0.005%

GORDON                 R.               None               100           100          0.005%

GORDON                 TIFFANY          None               300           300          0.015%

GORDON CAPITAL CORP.                    None               500           500          0.025%

GORGONIA               JOSEPH           None               100           100          0.005%

GRAY                   PIERS            None               100           100          0.005%

GREEN LINE INVESTOR
  SERVICES                              None               200           200          0.01%

GREGORY                JAMES            None               100           100          0.005%

GUZZI                  FRANCIS          None               100           100          0.005%


GYLES                  CARLTON          None               100           100          0.005%

HACKING                ROGER            None               100           100          0.005%

HACKL                  BETTY            None               100           100          0.005%

HAGE                   J.               None               100           100          0.005%

HALL                   J.               None               100           100          0.005%

HARDING                BARBARA          None               200           200          0.01 %

HAROCHUK               SYLVIA           None               100           100          0.005%

HARRIS                 LUCY             None            16,700        16,700          0.835%

HARWOOD                DAVID            None               100           100          0.005%

HAYLOCK                MALCOLM          None               100           100          0.005%

HEADLEY                VELMER           None               100           100          0.005%

HEASLIP                JAMES            None               100           100          0.005%

HEEG                   SCOTT            None               100           100          0.005%

HENDLER                MORTIMER         None               100           100          0.005%

HESS                   PETER            None               100           100          0.005%

HINES                  EL-ANN           None               400           400          0.02%

HINES                  L.               None               400           400          0.02%

HINES                  LAUREN           None               900           900          0.045%

HINES                  MARK             None               400           400          0.02%

HINES                  NADINE           None               900           900          0.045%

HODGINS                BRIAN            None               100           100          0.005%

HODGKINSON             JOHN             None               100           100          0.005%

HOLMES                 ROBERT           None               100           100          0.005%

HOPP                   HANS             None               100           100          0.005%

HORNER                 GERALD           None               100           100          0.005%

HORODECKY              J.               None               100           100          0.005%

HIGGARD                RICHARD          None               100           100          0.005%

HUGHS                  DONALD           None               100           100          0.005%

HUGHS                  HARRY            None               100           100          0.005%

HUGHS                  LARRY            None               100           100          0.005%




HUME                   DOUG             None               100           100          0.005%

HUMPHRIES              WILLIAM          None               100           100          0.005%

IVERSON                FRANK            None               100           100          0.005%

JAMIESON               JOSEPH           None               100           100          0.005%

JAMISON                WALLACE          None               100           100          0.005%

JASMIN                 PIERRE           None               100           100          0.005%

JD MACK LIMITED                         None               100           100          0.005%

JOHNSTON               HAL              None               100           100          0.005%

JOHNSTONE              GREGORY          None               100           100          0.005%

JONES GABLE & CO. LTD.                  None               100           100          0.005%

JURRIE, JR             HAROLD           None               100           100          0.005%

KAINZ                  KENNETH          None               100           100          0.005%

KALMAR                 GABOR            None               100           100          0.005%

KAPLAN                 J.               None               100           100          0.005%

KAWASHIMA              SEIJI            None               100           100          0.005%

KELLOGG                MICHAEL          None               100           100          0.005%

KELLY                  BERNARD          None               100           100          0.005%

KEMP                   JOHN             None               100           100          0.005%

KENNEDY                RICHARD          None               100           100          0.005%

KENNEDY                WILLIAM          None             6,900         6,900          0.345%

KERESZTES              JOHN             None               100           100          0.005%

KERKOFF                TOM              None               100           100          0.005%

KERR                   DENNIS           None               100           100          0.005%

KERR                   DONALD           None               100           100          0.005%

KEUNG                  KEVIN            None               700           700          0.035%

KHIM                   TAN              None             9,100         9,100          0.455%

KIKUCHI                FRED             None               100           100          0.005%

KIKUCHI                KAZUKO           None               100           100          0.005%

KING                   W.               None               900           900          0.045%

KIRKBY                 BRUCE            None               100           100          0.005%

KIRWAN                 DAVID            None               100           100          0.005%

KISSOCK                BRIAN            None               100           100          0.005%

KOCHMAN                RICKY            None               100           100          0.005%

KOLSTEE                HANK             None               100           100          0.005%

KOTACK                 GLENN            None               100           100          0.005%

KRAMER                 LINDA            None               100           100          0.005%

KRISTENSEN             LEIF             None               100           100          0.005%

KROUPP                 JORGE            None               100           100          0.005%

KURNIK                 MICHAEL          None               100           100          0.005%

KURSCHAT               EHRENTRAUD       None               700           700          0.035%

KUTNEROGLU             RAFFI            None               100           100          0.005%

KWINT                  MURRAY           None               100           100          0.005%

LAFONTUNE              JEAN             None               100           100          0.005%



LAMERS                 EGON             None               100           100          0.005%

LANE                   MYRON            None               100           100          0.005%

LANIEL                 PAUL             None               100           100          0.005%

LAUZON                 ROGER            None               100           100          0.005%

LAZZARIN               FRANCO           None               100           100          0.005%

LEE                    ANNIE            None             6,000         6,000          0.3%

LEGROW                 BRIAN            None               100           100          0.005%

LEMOINE                KENNETH          None               100           100          0.005%

LENHAN                 REGINALD         None               100           100          0.005%

LEUNG                  BEN              None             1,400         1,400          0.07%

LEVY                   FREDERICK        None               100           100          0.005%

LEWIS                  ARNOLD           None               100           100          0.005%

LIAD                   SHIH-JEN         None               100           100          0.005%

LINGEMAN               BERNARD          None               100           100          0.005%

LOCKEY                 PETER            None               700           700          0.035%

LORIN                  MAIKEN           None               100           100          0.005%

LUECK                  LIANE            None               700           700          0.035%

LYONS                  BRUCE            None               100           100          0.005%

MACLONEY               BRUCE            None               100           100          0.005%

MACDONALD              ALEXANDER        None               100           100          0.005%

MACDONALD              DONALD           None               100           100          0.005%

MACDOUGALL             DOUGLAS          None               100           100          0.005%

MACISAAC               MICHAEL          None               100           100          0.005%

MACKENZIE              JOHN             None               100           100          0.005%

MACLEAN                DIANA            None               100           100          0.005%

MACPHEE                JOHN             None               100           100          0.005%

MACQUARRIE             CHARLES          None               100           100          0.005%

MADELEY                ROBERT           None               100           100          0.005%

MAILLOUX               DONALD           None               100           100          0.005%

MAINGUY                MARK             None               100           100          0.005%

MALCOLM                ALISTAIR         None               100           100          0.005%

MALCOLM                KENT             None               100           100          0.005%

MANKINNON              FRANK            None               100           100          0.005%

MANNONE                JOSEPH           None               100           100          0.005%

MANTHORNE              BRIAN            None               100           100          0.005%

MARCHMENT & MACKAY LTD.                 None               200           200          0.01%

MARCO                  JOSEPH           None               100           100          0.005%

MARRONE                NORMA            None            16,700        16,700          0.835%

MARTIN                 ANN              None               100           100          0.005%

MARTIN                 DAVID            None               100           100          0.005%

MARTIN                 ELIZABETH        None               100           100          0.005%

MARTIN                 LESLIE           None               100           100          0.005%

MARTIN                 MICHAEL          None               900           900          0.045%



MARTIN                 MICHAEL          None               100           100          0.005%

MARTIN                 NORA             None               400           400          0.02%

MARTIN                 ROBERT           None               100           100          0.005%

MATSON                 DAVID            None               100           100          0.005%

MAZUR                  ALBERT           None               100           100          0.005%

MCBOYLE                GEOFFREY         None               100           100          0.005%

MCDERMID ST. LAWRENCE
  CHISHOM LTD.                          None               900           900          0.045%

MCENTEGART             BRIAN            None               100           100          0.005%

MCGREGOR               RICHARD          None               100           100          0.005%

MCILVENNA              RUBY             None               300           300          0.015%

MCKENZIE               ALAN             None               100           100          0.005%

MEARS                  ROBERT           None               100           100          0.005%

MELO                   TERESA           None             1,700         1,700          0.085%

MERITH                 SHIRLEY          None               100           100          0.005%

MIDLAND DOHERTY LTD.                    None               100           100          0.005%

MILWHEEL INC.                           None               400           400          0.02%

MITCHELL               DONALD           None               100           100          0.005%

MOON                   THOMAS           None               100           100          0.005%

MOONEY                 THOMAS           None               100           100          0.005%

MOORE                  GLEN             None               100           100          0.005%

MOORE                  JESSE            None               400           400          0.02%

MORELLO                MIKE             None               100           100          0.005%

MORRISON               FRANK            None               100           100          0.005%

MOSHER                 MICHAEL          None               100           100          0.005%

MOSS LAWSON & CO. LTD.                  None               100           100          0.005%

MOUSSEAU               DOUGLAS          None               100           100          0.005%

MOWATT                 DAVID            None               100           100          0.005%

MCPEETERS              KENNETH          None               100           100          0.005%

MULTAMAKI              ANDY             None               100           100          0.005%

MUNDLE                 WAYNE            None               100           100          0.005%

MUNDT                  ROY              None               100           100          0.005%

MUNN                   RODERICK         None               100           100          0.005%

MURPHY                 DANIEL           None               100           100          0.005%

MURPHY                 E.               None               100           100          0.005%

MURRAY                 EDWARD           None               100           100          0.005%

MURRAY                 THOMAS           None               100           100          0.005%

NESBITT BURNS INC.                      None               300           300          0.015%

NESBITT THOMSON
  DEACON INC.                           None               400           400          0.02%

NETMARK INT'L LTD.                      None               100           100          0.005%


NEWBURG                DALE             None               800           800          0.04%

NICHOLS                MARTIN           None               100           100          0.005%

NIEJADLIK              ANTHONY          None               100           100          0.005%



NOON                   TREVOR           None               100           100          0.005%

NORDSTROM              WILLIAM          None               600           600          0.03%

O'NEILL                JOHN             None               100           100          0.005%

ODENSE                 PAUL             None               100           100          0.005%

OEHLRICH               HARRY            None               100           100          0.005%

OLAVESEN               CHRISTOPHER      None               100           100          0.005%

OLCZAK                 PETER            None               100           100          0.005%

OLDE MONMOUTH STOCK
  TRANSFER CO.INC.                      None             6,700         6,700          0.335%

OLSON                  GARRY            None               100           100          0.005%

OWEN                   DAVID            None               100           100          0.005%

PACITTI                GERALD           None               100           100          0.005%

PALKO                  WILLIAM          None               100           100          0.005%

PARA                   ROBERT           None               100           100          0.005%

PARSONS                GRAHAM           None               100           100          0.005%

PARTON                 ELIZABETH        None               100           100          0.005%

PATERSON               WILLIAM          None               400           400          0.02%%

PATTERSON              W.               None               100           100          0.005%

PAUL                   ALLEN            None               100           100          0.005%

PENNEY                 S.               None               100           100          0.005%

PERREAULT              JOSEPH           None             6,700         6,700          0.335%

PERREAULT              LYNNE            None            16,700        16,700          0.835%

PERRY                  CHARLES          None               100           100          0.005%

PERSAUD                SAM              None               100           100          0.005%

PESKETT                KENNETH          None               100           100          0.005%

PHILLIPS               KENNETH          None               100           100          0.005%

PHILLIPS               W.               None               100           100          0.005%

PICKLES                EDWARD           None               100           100          0.005%

PIERCE                 THOMAS           None               100           100          0.005%

PILLING                MICHAEL          None               100           100          0.005%

PINKERTON              GENE             None               100           100          0.005%

PINKERTON              JOHN             None               100           100          0.005%

PLANTE                 NORMAND          None               100           100          0.005%

PLEGER                 PHILIP           None               100           100          0.005%

POHL                   KAREN            None             6,700         6,700          0.335%

POLLACK                JOHN             None               100           100          0.005%

POLSINELLO             BEN              None               100           100          0.005%

POON                   SHIU-KEE         None               100           100          0.005%

POTVIN                 ROBERT           None               100           100          0.005%

PRASHAD                VISH             None               100           100          0.005%

QUINN-TRUST            VIRGINIA         None               400           400          0.02%

QUINONES               JOSEPH           None               200           200          0.01%

RADOMSKI               M.               None               100           100          0.005%



RAINS                  GORDON           None               100           100          0.005%

RANCHELAWAN            JOYCE            None               100           100          0.005%

RANKIE                 J.               None               100           100          0.005%

RBC DOMINION
  SECURITIES                            None               100           100          0.005%

READING                ERIC             None               100           100          0.005%

RED MARKETING LTD.                      None            20,000        20,000          1%

REED                  VICTOR            None               100           100          0.0%05

REID                  DARCY             None               100           100          0.00%5

REISMAN               RUTH              None             6,700         6,700          0.335%

RENFREW               R.                None               100           100          0.005%

REXCO                                   None               100           100          0.005%

RICHARDSON            JOHN              None               100           100          0.005%

RIDDICK               MARK              None               100           100          0.005%

ROANTREE              DANIEL            None               100           100          0.005%

ROBICHAUD             RALPH             None               100           100          0.005%

ROGERS                DIANE             None               100           100          0.005%

ROSEKAT               STEPHEN           None               100           100          0.005%

ROSENBERG             FRANK             None               100           100          0.005%

ROSS                  DONALD            None               100           100          0.005%

ROTHWELL              WILLIAM           None               100           100          0.005v

ROWE                  HUGH              None               100           100          0.005%

ROWE                  WAYNE             None               100           100          0.005%

ROZON                 LISSETTE          None               900           900          0.045%

RUBINOFF              HOWARD            None               100           100          0.005%

RUBINOFF              MELVIN PAUL       None               100           100          0.005%

RUSSCHEN              KENNETH           None               100           100          0.005%

RUSSELL               BERNICE           None               100           100          0.005%

SAINZ                 ROLAND            None               200           200          0.01%

SANWA MCCARTHY
  SECURITIES LTD.                       None               300           300          0.015%

SAUL                  KENNETH           None               400           400          0.02%

SAUNDERS              DAVID             None               100           100          0.005%

SAVAGE                LIONEL            None               100           100          0.005%

SAWITZKI              NICHOLAS          None               100          100           0.005%

SAWRAS                PETER             None               100           100          0.005%

SCHAUM                ROUNSEVELLE       None               100           100          0.005%

SCHENK                DALE              None               100           100          0.005%

SCHWEGEL              NORMAN            None               100           100          0.005%

SCOTIA MCLEOD INC.                      None               100           100          0.005%

SCOTT M. HEGG
  HLDGS LTD.                            None               100           100          0.005%

SENDKER               ALAN              None               100           100          0.005%

SENN                  STANLEY           None               100           100          0.005%

SHAW                  MURRAY            None               100           100          0.005%



SHIELDS               JEFF              None               100           100          0.005%

SHIP ISLAND
  INVESTMENTS LTD.                      None         1,607,500     1,607,500          80.375%

SMITH                 DONALD            None               100           100          0.005%

SMITH                 ELLIS             None               100           100          0.005%

SMITH                 GREG              None               100           100          0.005%

SMITH                 MICHAEL           None               100           100          0.005%

SMITH                 R.                None               100           100          0.005%

SPALTENSTEIN          WALTER            None               100           100          0.005%

SPASARO               SAMULE            None               100           100          0.005%

ST. LOUIS             WAYNE             None               100           100          0.005%

STAN                  NICHOLAS          None               100           100          0.005%

STAPLES               TERRY             None             7,200         7,200          0.36%

STECHISHEN            EDWARD            None               100           100          0.005%

STEELE                PATRICK           None               100           100          0.005%

STERLING              WAYNE             None               100           100          0.005%

STEVENSON             DOUGLAS           None               100           100          0.005%

STEWART               IAN               None               100           100          0.005%

STOCK                 BRUCE             None             1,700         1,700          0.085%

STONE                 CLIFFORD          None               100           100          0.005%

STRACHAN              SHEILA            None               100           100          0.005%

STRONG                MARTIN            None               100           100          0.005%

STROYAN               PETER             None               100           100          0.005%

SUCHOCKI              VICTORIA          None               100           100          0.005%

SUE                   KENNETH           None               100           100          0.005%

SUMMERS               MICHAEL           None               100           100          0.005%

SUMMERVILLE           BERNARD           None               100           100          0.005%

SUNMONT & CO.                           None               300           300          0.015%

SURETTE               EDWARD            None               100           100          0.005%

SUTHERLAND            ANGUS             None               100           100          0.005%

SWAN                  LINDA             None               100           100          0.005%

SWANSON               GLENN             None               100           100          0.005%

SYKES                 RANDALL           None               100           100          0.005%

SYLVESTER             LAWRENCE          None               100           100          0.005%

SZKALEJ               TOM               None               100           100          0.005%

TABBERT               GERRY             None             1,700         1,700          0.085%

TALBOT                DONALD            None               100           100          0.005%

TARTE                 YVON              None               100           100          0.005%

TAYLOR                KEITH             None               100           100          0.005%

TEMESVARY             JOHN              None               100           100          0.005%

THE IMERAX GROUP                        None            17,200        17,200          0.86%

THEIMER               PETER             None               100           100          0.005%

THOMS                 STEWART           None               100           100          0.005%



THOMSON               KENNETH           None               100           100          0.005%

TOLL                  LORNE             None               100           100          0.005%

TRACEY                ALBERT            None               100           100          0.005%

TRAVIS                WAYNE             None               100           100          0.005%

TREWIN                WILLIAM           None               100           100          0.005%

TRIBBLE               EDWARD            None               100           100          0.005%

TUDOR-ROBERTS         JOHN              None               100           100          0.005%

TYMSTRA               JAN               None               100           100          0.005%

URSOLEO               FRANK             None               700           700          0.035%

UZANS                 ELMER             None               100           100          0.005%

VAIVE                 ROBERT            None               100           100          0.005%

VALERI                GEORGE            None             5,000         5,000          0.25%

VAN OORT              RICHARD           None               100           100          0.005%

VAUGHAN               JOHN              None               100           100          0.005%

VEINOTTE              DAVID             None               100           100          0.005%

VERDE                 ERNEST            None               100           100          0.005%

VILLEMAIRE            ROLAND            None               100           100          0.005%

VUTSKOS               GEORGE            None               100           100          0.005%

W.D. LATIMER CO
  LIMITED                               None               100           100          0.005%

WACH                  DELIA             None               400           400          0.02%

WALLACE               DONALD            None               100           100          0.005%

WALLACE               STEPHEN           None               100           100          0.005%

WALTON                ROGER             None               100           100          0.005%

WALWYN STODGELL
  COCHRAN MURRAY LTD.                   None               200           200          0.01%

WARNER                BRADLEY           None               500           500          0.025%

WATERMAN              JOHN              None               100           100          0.005%

WATSON                ALLAN             None               100           100          0.005%

WATSON                LEROY             None               100           100          0.005%

WEBB                  DAVID             None               700           700          0.035%

WEINSTOCK             ISRAEL            None               100           100          0.005%

WEIR                  ROBERT            None               100           100          0.005%

WEIS                  PERRY             None               100           100          0.005%

WENTZELL              JAMES             None               100           100          0.005%

WERNER                CHRISTOPHER       None               100           100          0.005%

WEST                  GEORGE            None               100           100          0.005%

WEST CANADA
  DEPOSITORY TRUST CO.                  None             4,700         4,700          0.235%

WHITE                 DR. ED            None             1,000         1,000          0.05%

WHITE                 FERN              None               400           400          0.02%

WHITE                 WILFRED           None               100           100          0.005%

WHITELAW, Q.C.        ARCHIBALD         None               200           200          0.01%

WICKWARE              JOHN              None               100           100          0.005%

WILDE                 TRENT             None               100           100          0.005%


WILKIE                IAN               None               100           100          0.005%

WILLEY                ROBERT            None               100           100          0.005%

WILLIAMS              DAVID             None             7,000         7,000          0.35%

WILSON                NEIL              None               100           100          0.005%

WILSON                PETER             None               100           100          0.005%

WOOD                  LEROY             None               100           100          0.005%

WOODS                 A.                None               100           100          0.005%

WOODS                 JEX               None               100           100          0.005%

WORAM                 RICHARD           None               100           100          0.005%

WREN                  JOHN              None               100           100          0.005%

WRIGHT                GLENDA            None             1,000         1,000          0.05%

WRIGHT                JAMES             None               100           100          0.005%

WRIGHT                ROBERT            None               100           100          0.005%

WYLIE                 DONALD            None               100           100          0.005%

YAMASAKI              DONALD            None               100           100          0.005%

YEE                   NUKE              None               200           200          0.01%

YING                  LILY LAU CHUI     None             1,000         1,000          0.05%

YORKTON SECURITIES
  INC.                                  None               100           100          0.005%

ZETTLE                LEONARD           None               100           100          0.005%
                                                    --------------------------------

                                    TOTAL NUMBER OF SHARES 2,000,000
                                    --------------------------------



NOTE 1:  Control Persons of Companies Listed as Shareholders



Company                             Principal          Company                         Principal
-------                             ---------          -------                         ---------

561020 Ontario Inc.                 Don Booth          Midland Doherty Ltd.            Brokerage Firm

Atlantis Capital Corp.              Constance Baillie  Moss Lawson & Co. Ltd.          Brokerage Firm

Brawley Cathers Ltd.                Brokerage Firm     Nesbitt Burns Inc.              Brokerage Firm

Burns Fry Ltd.                      Brokerage Firm     Nesbitt Thomson Deacon Inc.     Brokerage Firm

Canbay & Co.                        Brokerage Firm     Netmark International Ltd.      Brokerage Firm

Cede & Co.                          Brokerage Firm     Olde Monmouth Stock
                                                          Transfer Co. Inc.            Stock Transfer Agent

Continental Securities              Brokerage Firm     RBC Dominion Securities         Brokerage Firm

CT Securities Services              Brokerage Firm     Sanwa McCarthy Securities Ltd.  Brokerage Firm

D. Bond Investments                 David Bond         Scotia McLeod Inc.              Brokerage Firm

Davidson Partners Ltd.              Brokerage Firm     Scott M. Heeg Holdings Ltd.     Unknown

Ever Champ Holdings (Canada) Inc.   David Chong        Ship Island Investments         Paul Hines

First Marathon Securities Ltd.      Brokerage Firm     Sunmont & Co.                   Unknown

Gordon Capital Corp.                Brokerage Firm     The Imerax Group                Joseph Gemma

Green Line Investor Services        Brokerage Firm     W.D. Latimer Co. Ltd.           Brokerage Firm

JD Mack Ltd.                        Brokerage Firm     Walwyn Stodgell Cochran
                                                          Murray Ltd.                  Brokerage Firm

Jones Gable & Co. Ltd.              Brokerage Firm     West Canada Depository
                                                          Trust Co.                    Stock Depository Firm

Marchment & MacKay Ltd.             Brokerage Firm     Yorkton Securities Inc.         Brokerage Firm

McDermid St. Lawrence Chishom Ltd.  Brokerage Firm


                        PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

We are registering 2,000,000 shares of common stock, which were issued to our founding shareholders.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transactions would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule
424(b) Prospectus Supplement disclosing such matters.

                      DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

General

We are authorized to issue 50,000,000 shares of common stock with a par value of $.0001 per share and 50,000,000 preferred shares with a par value of $.0001. The preferred shares may be issued in series at the direction of the Board of Directors. As of June 25, 2002, 20,000,000 shares were issued and outstanding all of which are held by the founding shareholders of Am Build. The 20,000,000 shares of our Company's common stock (the "common stock") were issued when the company was originally formed. 18,000,000 of these common shares were issued to J. Paul Hines in consideration for business development and organization of our Company. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

As of the date hereof 20,000,000 common shares are issued and outstanding of which 2,000,000 are being registered in this prospectus. None of the preference shares are issued and none are being registered.

Common Stock

Our Articles of Incorporation authorize the issuance of up to 50,000,000 common shares with a par value of $.0001 per share. Each shareholder is entitled to one (1) vote for each share of common stock and each preferred share held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in Am Build's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

	The holders of common stock:

        * have equal rights to dividends from funds legally available therefore, when and if declared by our Board of Directors;
        * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs;
        * do not have preemptive rights, conversion rights, or redemption of sinking fund provisions;
        * are not entitled to pre-emptive rights, nor is the common stock subject to conversion or redemption rights.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Rights

There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends. All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid at any time in cash, property or additional shares of common stock except when we are insolvent or when the payment thereof would render us insolvent subject to the laws of the State of Nevada. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Other Rights and Provisions

Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. No other material rights are attached to our common shares. There is no provision in our Articles of Incorporation nor our By-Laws that would delay, defer or prevent a change of our control. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of
any outstanding shares of preferred stock.   We have not issued any
preferred stock or debt securities.

Preferred Stock

The Board of Directors is authorized, without shareholder approval, from time to time to issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. The Board of Directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock while providing desirable flexibility in connection with possible acquisitions and other corporate purposes could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock.

	The holders of preferred stock:

        * are entitled to conversion and redemption in the event of liquidation, dissolution or winding-up. Any conversion or redemption is satisfied with an equal number of common stock. Upon liquidation, dissolution or winding-up of our Company, the assets legally available for distribution to shareholders are distributable ratably among all shares outstanding which include the preferred shares at that time after payment of liquidation preferences, if any, and payment of other claims of creditors. Each outstanding share of common stock is, and each preferred share outstanding upon completion hereof is, fully paid and non-assessable:

        * is entitled to one vote per share, either in person or by proxy, on all matters that may be voted on by owners of shares at meetings of our stockholders;

        * is NOT entitled to participate in dividends from funds legally available therefore;

        * is not entitled to pre-emptive rights, nor is the common stock subject to conversion or redemption rights;

        * is entitled to share ratably with holders of common stock in all assets available for distribution to holders of our stock upon liquidation, dissolution or winding up of our affairs; and

        * is entitled to convert the preferred share to shares of common stock.

Stock Option Plan

On August 21, 2002, Am Build adopted the 2002 Stock Option Plan (the "Plan") under which officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the company who contribute to the Company's success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of Am Build's common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation", as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity.

As of the date hereof, Am Build has 50,000,000 shares of common stock authorized, of which 20,000,000 are issued and outstanding.
50,000,000 shares of preferred stock are authorized. 2,000,000 shares of common stock are being registered by this statement and will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. An additional 5,000,000 shares of common stock are reserved for the 2002 Stock Option Plan and when issued will be subject to the requirements of Rule 144 of the Securities Act of 1933 unless qualified as free trading by further submissions by Am Build.

In general, under Rule 144 of the Securities Act of 1933 as currently in effect, a shareholder who has beneficially owned for at least one year shares privately acquired, directly or indirectly, from Am Build or from an affiliate of Am Build, and persons who are affiliates of Am Build who have acquired the shares in registered transactions, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of:

        i)   1% of the outstanding shares of our common stock; or
        ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 of the Securities Act of 1933 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about Am Build. In general, under Rule 144K of the Securities Act of 1933, as currently in effect, a shareholder, who is not an affiliate of Am Build and who has beneficially owned such shares for at least two years, may be entitled to sell all of such shares without regard to the volume limitations of Rule 144 of the Securities Act of 1933, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resale of restricted securities of any issuer provided that the purchaser is an institution that owns and invests, on a discretionary basis, at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing shareholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

No predictions can be made with respect to the effect, if any, that public sales of common stock or the availability of shares for sale will have on the market price of the common stock after this registration becomes effective. Sales of substantial amounts of common stock in the public market following, or the perception that such sales may occur, could adversely affect the market price of the common stock or the ability of Am Build to raise capital through sales of its equity securities.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

                      MARKET FOR COMMON EQUITY
                 AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the NASDAQ Small Cap, once our registration statement has become effective, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed. On the date hereof there are no options or warrants to acquire any securities outstanding. Am Build is registering 2,000,000 outstanding shares of common stock.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

        i) that a broker or dealer approve a person's account for transactions in penny stocks; and
        ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

        i) obtain financial information and investment experience and objectives of the person; and
        ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

        i) sets forth the basis on which the broker or dealer made the suitability determination;
        ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share.

Shareholders

As of the date hereof, there were approximately 537 shareholders of record of our common stock. No preferred stock has been issued.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in the expansion of our business. Any decisions as to future payment of dividends will depend on our earnings, financial position and such other factors as the Board of Directors deems relevant.


                           LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the shares of common stock offered in this prospectus will be passed upon by Stewart Merkin, P.A.


                        INTEREST OF EXPERTS

Financial Statements included in this prospectus are in reliance upon Rotenberg & Company, LLP, Independent Certified Public Accountants, as experts in accounting and auditing.


                      REPORT TO STOCKHOLDERS

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entry by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Public may obtain information on the operation of the Public Reference Room by calling the Commission at the number 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the NASD OTC Bulletin Board. After this offering is effective, you may obtain certain information about us on NASDAQ's internet site
(http://www.Nasdaq-Amex.com).
 --------------------------

                         FINANCIAL STATEMENTS

You should read carefully all the information in this prospectus, including the financial statements and their explanatory notes. Statements included in this report that do not relate to present or historical conditions are "forward looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward looking statements. Forward looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.





                             AM BUILD, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                        (A NEVADA CORPORATION)




                         ---------------------


                           FINANCIAL REPORTS
                                  AT
                            AUGUST 31, 2002


                         ---------------------

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


TABLE OF CONTENTS
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Independent Auditors' Report                                        F - 1

Balance Sheet at August 31, 2002                                    F - 2

Statement of Changes in Stockholders' Equity (Deficit)
  for the Period from the Date of Inception (June 25, 2002)
  through August 31, 2002                                           F - 3

Statement of Operations for the Period from the Date of
  Inception (June 25, 2002) through August 31, 2002                 F - 4

Statement of Cash Flows for the Period from the Date of
  Inception (June 25, 2002) through August 31, 2002                 F - 5

Notes to Financial Statements                                   F - 6 - F - 7

		INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
AM Build, Inc.


	We have audited the accompanying balance sheet of AM Build, Inc. (A Development Stage Company) (A Nevada Corporation) as of August 31, 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception (June 25, 2002) to August 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AM Build, Inc. (A Development Stage Company) (A Nevada Corporation) as of August 31, 2002, and the results of its operations and its cash flows for the period from the date of inception (June 25, 2002) to August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



/s/Rotenberg + Co., LLP


Rochester, New York
  October 7, 2002

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


BALANCE SHEET
==========================================================================

                                                             August 31,
                                                                2002
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ASSETS

Cash and Cash Equivalents                                    $        -
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Total Assets                                                 $        -
==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accrued Franchise Tax                                        $       85
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Total Liabilities                                                    85
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Stockholders' Equity (Deficit)
Common Stock:  $.0001 Par; 50,000,000 Shares Authorized,
               20,000,000 Issued and Outstanding as of
               August 31, 2002                                    2,000
Additional Paid In Capital                                        6,000
Deficit Accumulated During Development Stage                     (8,085)
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Total Stockholders' Equity (Deficit)                                (85)
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Total Liabilities and Stockholders' Equity (Deficit)         $        -
==========================================================================




 The accompanying notes are an integral part of these financial statements.

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)



STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE PERIOD FROM THE DATE OF INCEPTION (JUNE 25, 2002)
  THROUGH AUGUST 31, 2002
=======================================================================================================

                                                                           Deficit
                                   Common Stock                           Accumulated
                             -------------------------     Additional       During        Stockholders'
                               Number                       Paid-In       Development        Equity
                             of Shares         Value        Capital          Stage          (Deficit)
-------------------------------------------------------------------------------------------------------
Inception - June 25, 2002        -           $       -     $       -      $       -       $        -

Common Stock Issued -
  August 21, 2002            20,000,000          2,000         6,000              -            8,000

Net Loss for the Period          -                   -             -         (8,085)          (8,085)
-------------------------------------------------------------------------------------------------------

Balance - August 31, 2002    20,000,000      $   2,000     $   6,000      $  (8,085)      $      (85)
=======================================================================================================









 The accompanying notes are an integral part of these financial statements.

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


STATEMENT OF OPERATIONS FOR THE PERIOD FROM THE DATE OF INCEPTION
  (JUNE 25, 2002) THROUGH AUGUST 31, 2002
===========================================================================

                                                            Period from
                                                         Date of Inception
                                                          (June 25, 2002)
                                                              Through
                                                          August 31, 2002

Revenues                                                     $        -
---------------------------------------------------------------------------

Expenses
  Administration                                                  1,000
  Franchise Tax                                                      85
  Legal and Professional                                          3,000
  Maintenance                                                       750
  Organizational Fees                                               750
  Transfer Agent                                                  2,500
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Total Expenses                                                    8,085

Net Loss for the Period                                      $   (8,085)
===========================================================================

Earnings (Loss) per Share - Basic and Diluted                $    (0.00)
===========================================================================

Weighted Average Common Shares Outstanding                   20,000,000
===========================================================================








The accompanying notes are an integral part of these financial statements.

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


STATEMENT OF CASH FLOWS FOR THE  PERIOD FROM THE DATE OF INCEPTION
  (JUNE 25, 2002) THROUGH AUGUST 31, 2002
===========================================================================

                                                           Period from
                                                         Date of Inception
                                                          (June 25, 2002)
                                                               Through
                                                           August 31, 2002
---------------------------------------------------------------------------

Cash Flows from Operating Activities
  Net Loss for the Period                                    $   (8,085)

Non-Cash Adjustments
  Organization Expenses Paid by Stockholders                      8,000

Changes in Assets and Liabilities
  Accrued Franchise Tax                                              85
---------------------------------------------------------------------------

Net Cash Flows from Operating Activities                              -

Net Cash Flows from Investing Activities                              -

Net Cash Flows from Financing Activities                              -
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Net Increase in Cash and Cash Equivalents                             -

Cash and Cash Equivalents - Beginning of Period                       -
---------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                    $        -
===========================================================================

Supplemental Disclosure of Non-Cash Investing and
Financing Activities:
Common and Preferred Stock Issued in
  Exchange for Expenses Paid by Stockholders                 $    2,000
===========================================================================









The accompanying notes are an integral part of these financial statements.

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


NOTES TO FINANCIAL STATEMENTS
===========================================================================


Note A -  The Company
          The company was incorporated under the laws of the state of Nevada on June 25, 2002. The company was formed for the purpose of acquiring the operations of an operating company.

          Scope of Business
          At the present time the company is in the development stage and does not provide any product or service.

          The company's future success is dependent upon its ability to raise sufficient capital in order to continue to develop its market for its services. There is no guarantee that such capital will be available on acceptable terms, if at all.

Note B -  Summary of Significant Accounting Policies

          Method of Accounting
          The company maintains its books and prepares its financial statements on the accrual basis of accounting.

          Development Stage
          The company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its services. The company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

          Earnings (Loss) Per Common Share
          Earnings (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share," by dividing income available to common stockholders by weighted average number of common shares outstanding for each period.

          Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.


                                                              - continued -

AM BUILD, INC.
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)


NOTES TO FINANCIAL STATEMENTS
===========================================================================


Note B -  Summary of Significant Accounting Policies - continued

          Organizational Expenses
          Organizational expenses represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the corporation. Organizational costs are expensed as incurred pursuant Statement of Position 98-5 on Reporting on the Costs of Start-Up Activities.

          Income Taxes
          The company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The corporation had no material deferred tax assets or liabilities for the periods presented.

          Provision for Income Taxes
          Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carryforwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

Note C -  Stockholders' Equity
          Common Stock
          The company's Securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

          The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

Note D -  Stock Option Plan
          The company has adopted a stock option plan (the Plan). The purpose of the plan is to enable the company to attract, retain and motivate key employees, directors and consultants, by providing them with stock options. Options granted under the Plan may be either incentive stock options, as defined in Sections 422A of the Internal Revenue Code of 1986, or non-qualified stock options. The company has reserved 5,000,000 shares of common stock for issuance under the Plan. No options have been issued by the company during the period from the date of inception (June 25, 2002) through August 31, 2002.

                                PART II

                INFORMATION NOT PART OF THE PROSPECTUS

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Am Build to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Am Build may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

Costs, charges and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Am Build in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not to be indemnified by Am Build and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Am Build nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies incurred or expected to be incurred by our corporation, in connect with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling shareholders will pay no offering expenses.

EXPENSE                                    AMOUNT

SEC Registration Fee                    $    184.00
Legal Fees and Expenses*                $   1500.00
Accounting Fees and Expenses*           $   1500.00
Printing*                               $    800.00
Miscellaneous*                          $    500.00
                                        -----------
TOTAL*                                  $   4484.00
                                        ===========
* Estimated figure


               RECENT SALE OF UNREGISTERED SECURITIES

On August 21, 2002, Paul Hines was issued 18,000,000 shares of our Company's common stock in exchange for pre-incorporation consulting services rendered to the Company related to investigating and developing the Company's proposed business plan and capital structure. The Company relied on Section 4(2) of the Act. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

On August 21, 2002, Ship Island Investments Ltd. was issued 1,607,500 shares of our Company's common stock in exchange for and completing the organization and incorporation of the Company. The Company relied on Section 4(2) of the Act. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

On December 9, 2002, our Company sold 106,200 shares of it's common stock to 21 accredited investors for $.0001 per share pursuant to Rule 506 of Regulation D of the Act. Additionally, 121,600 shares were sold to 33 unaccredited investors pursuant to Rule 506 for $.0001 per share.

On December 9, 2002, our Company sold 164,700 shares of its common stock to 482 shareholders and 1,607,500 shares to Ship Island
Investments Ltd., a total of 1,772,200 common shares, for $.0001 per share pursuant to Regulation S.


                            UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                           POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints Stewart A. Merkin as attorney-in-fact with full power of substitution, to execute in the name and on behalf of the Registration and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Commission.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned:


                Am Build Inc.

                /s/J. Paul Hines
                -----------------------------
		By:  J. Paul Hines, President
		Date: December 16, 2002

Pursuant to the requirements of Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

We, the undersigned officers and directors of Am Build, Inc. hereby severally constitute and appoint our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     NAME                    POSITION                DATE

     /s/J. Paul Hines
     ----------------------                           December 16, 2002
     J. Paul Hines
                             President, Secretary,
                             Treasurer and Director

                           INDEX OF EXHIBITS


Exhibit Number       Exhibit Description

    3.1              Articles of Incorporation dated June 25, 2002

    3.2              By-laws dated June 26, 2002

    5.1 Opinion regarding Legal Matters provided by Stewart Merkin dated December 17, 2002

    10.1             Stock Option Plan

    24.1             Consent of Auditors provided by Rotenberg & Co., LLP